TOASTMASTER INC.



                  TOASTMASTER INCENTIVE PROGRAM



                               1997


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                  TOASTMASTER INCENTIVE PROGRAM

PURPOSE AND BASIS OF INCENTIVE COMPENSATION

The purpose of the Toastmaster Inc. Incentive Compensation Plan is to motivate and reward outstanding performance on the part of key management employees who are in a position to influence results and the level of profits in a direct, measurable and significant way. It is the intent of the Plan to stimulate greater initiative, resourcefulness, teamwork and concentrated effort on the part of this key management group, to attain and thereafter maintain, upper quartile performance in return on investment and growth in earnings when measured against the performance of the industries in which the company participates.

The Management will annually establish the upper quartile levels of return on investment and earnings growth, along with general objectives for the corporation and each of its operating units. All individual goals that provide the basis for incentive compensation will be related to these corporate goals and objectives. Form I sets forth the objectives approved by the President.

ELIGIBILITY AND PARTICIPATION

Eligibility for participation in the Plan is limited to those who can truly impact profits in a material way. Among other considerations, this determination will be based upon the evaluated level of each position and the position's impact on profitability. Determination of participation will be the responsibility of the Operating Committee, approved by the President. In order to be eligible, each position must have a position description and evaluation completed under the Compensation Program. The evaluation will be conducted by the Vice President of Human Resources and must be approved by the President.

LIMITATION OF AMOUNTS PAID AS INCENTIVE COMPENSATION

The aggregate of all incentive compensation payment, excluding salesman's commissions but including any bonus paid under this Plan, cannot exceed 5 percent of the total consolidated profit of the Company, before provisions for income taxes and interest.


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ESTABLISHMENT OF INCENTIVE FUNDS AND THE DETERMINATION OF
DISCRETIONARY INDIVIDUAL AWARDS

An incentive fund for performance and discretionary individual achievement awards shall be established following the end of each fiscal year as soon as practicable after the auditors have completed their audit and appropriate authorization is received
(i.e. Barclays financial institution).

PERFORMANCE FUND

A Performance Fund will be established to reward the participants for attainment of the desired Corporate target for return on investment and the earnings growth necessary to sustain that return. Such a fund will be established when earnings exceed the predetermined minimum earnings goal. The Performance Fund will be the sum of the individual participants' performance awards that are earned. The individual performance awards will be automatically determined as a percentage by which the Incentive Base Target (hereinafter the "Incentive Base"), was achieved. Administrative Rule 4 sets forth participant's target performance awards based upon position evaluation points and Administrative Rule 5 establishes the percentage of those targets that become payable according to the percent of Incentive Base achievement.

The Performance Fund will be accrued as earned in the accounting records.

THE DISCRETIONARY ACHIEVEMENT FUND

While the Performance Fund is designed to recognize performance within range of the profit targets desired by the Corporation, the continuing progress of the Corporation as a whole also depends on outstanding achievements by participants. The Discretionary Individual Achievement Fund is provided as a means of recognizing outstanding individual performance.

Individual goals will, to the extent possible, have been established prior to the beginning of the year. These goals will have become an integral part of the operation plan. Achievement will be measured in terms of meeting the degree overall operating plan and the individual goals. In no case, can a participant's discretionary individual achievement award exceed 50% of his or her maximum payout target that would be applicable for his or her position.


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Administrative Rule 9 sets forth the manner in which individual performance will be evaluated and defines "outstanding performance," which is the level of performance essential to the determination of an award.

INDIVIDUAL ACHIEVEMENT AWARDS NOT AUTOMATIC

While all program participants have the opportunity to earn a discretionary individual achievement award, no commitment can be made that such an award will be made. These awards are not determinable until the President has evaluated all performance data against individual and Corporate objective and the amount of the fund available.

APPROVAL REQUIRED

The performance and the discretionary individual achievement award recommendations will be submitted to the President who shall have final determination of incentive awards.

PAYMENT OF INCENTIVE AWARDS

All incentive awards will be paid by check and will be distributed as soon as possible after the end of the year involved. In order to receive an award, an eligible participant must be a working employee on the Company payroll on December 31 in the year involved and also on the date of distribution.

ADMINISTRATION OF THE PLAN

Overall administration and records maintenance shall be the responsibility of the Vice President of Human Resources. All documents provided for in the Administrative Rules will be forwarded to the Vice President of Human Resources.

The Vice President of Human Resources will cause this information to be summarized, along with appropriate data on cost, and presented to the President for consideration.



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Upon his approval, the President will cause, through levels of management, a continuing communication of goals and the evaluation and communication of performance throughout the year to maximize the Plan's effectiveness.

AUTHORITY FOR STATEMENT OF THE PLAN AND CONDITIONS GOVERNING ITS
ADMINISTRATION

This Plan and the Administrative Rules shall be subject to all provisions of law from time to time applicable thereto. Neither the Plan nor the Rules may be construed to give rise to a contract for the retention of any employee; nor shall an employee have any right whatsoever against the Company or its subsidiaries, the directors, the officers, or other employees, except the right to receive payment in accordance with the terms and conditions of the Plan and the Rules thereunder.

The President of Toastmaster Inc. has the authority to interpret the Plan and the right to make all other determinations deemed necessary or advisable for the administration of the Plan.



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                  TOASTMASTER INCENTIVE PROGRAM
                       ADMINISTRATIVE RULES

The following rules have been established to insure fairness in the administration of the Plan. Additional rules will be defined by the President as occasions require.

RULE 1 - GOVERNMENTAL REGULATIONS

Any incentive payouts under the terms of this plan will be limited by any governmental regulations in effect at the time of the incentive payouts.

RULE 2 - CORPORATE OBJECTIVES RELATING TO RETURN ON INVESTMENT
AND EARNINGS GROWTH

The upper quartile levels of return on investment and earnings growth have been established by the President as a guide in administering the Incentive Compensation Program and are set forth in Form I.

RULE 3 - ELIGIBILITY FOR PARTICIPATION

A properly administered job evaluation program is basic to the Plan. No employee can be named a participant until after a position description has been prepared and an evaluation of the position has been completed by the Vice President of Human Resources. The position will then be eligible for participation on a pro-rata basis as of the date of approval by the President. Individuals may not be named a participant in the current year's plan after September 30, and if named in the 3rd quarter, will not participate in a performance award.

RULE 4 - LEVEL OF PARTICIPATION

Each participant will be assigned a level of participation based upon the following:
                              Incentive Target as a Percentage
Position Evaluation Point               of Base Earnings

      500 - 674                              10%
      675 - 774                              12.5%
      775 - 899                              15%

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      900 - 1019                             20%
     1020 - 1224                             30%
     1225 - 1624                             45%
     1625 - 1924                             50%
     1925 - 2399                             60%
     2400 - over                             65%

The assignment of evaluation points and incentive targets is the responsibility of the Vice President of Human Resources with the approval of the President.

RULE 5 - PAYOUT TABLE FOR PERFORMANCE AWARDS

The payout table that relates the percent of incentive target payout to the percent attainment of Incentive Base will be the following:

Actual earnings and return on investment performance as a percent of the established "trend line" goal will be rounded to the nearest 1/10th percent in determining the percent attainment of the goal.

RULE 6 - TARGET AND PAYOUT TABLE FOR PERFORMANCE AWARDS

A target and payout table substantially in compliance with Form I appended hereto, will serve as the basis for communication of the established "trend line" goals and the manner in which the Performance Award will be automatically determined.

RULE 7 - CALCULATION SHEET FOR PERFORMANCE AWARDS

Performance awards will be calculated by completing Corporate
Form II entitled "Calculation Sheet," which form is made part of and is the substance of this Administrative Rule.

RULE 8 - GOAL SETTING AND PERFORMANCE APPRAISAL FOR DISCRETIONARY
INDIVIDUAL ACHIEVEMENT AWARD PURPOSES

The establishment of discretionary individual achievement objectives must be a two-way communication process between the individual and the manager. The goals must be quantifiable so that performance can be measured against them. Although the goals will include the achievement of profit targets, they should specifically relate to the individual's area of responsibility and reflect the results that the individual must accomplish as a part of the group effort to accomplish the overall profit goals - both short-term and longer range.

In setting goals, it should be kept in mind that unattainable goals quickly discourage motivation for achievement while unrealistically easy goals also lack motivational value.

Additionally, goals in each basic function, i.e., manufacturing, finance, sales, marketing etc., should be specific, measurable, and relate to correcting deficiencies in performance or motivating improvement in already acceptable performance. Goals should be perceived as being attainable but, nonetheless, cause individuals to reach. Goals, therefore, by definition go beyond successful execution of all job responsibilities.

The purpose of establishing individual goals and rewarding accomplishment of those goals is to establish a common direction toward achievement of the broader Corporate goals and to motivate individuals to accomplish those goals.

If all of the individual goals fit together toward accomplishing
Corporate objectives, individuals have a clearer understanding of their roles in that achievement in addition to having their own action-oriented plan.

A complete assessment of the current year's achievement of objectives and assessment of overall performance must be forwarded to the Vice President of Human Resources before January
15th. The current year's assessment of goal achievement performance will then be used in determining individual achievement awards for the year, and the coming year's objectives will be reviewed with the President for approval.

RULE 9 - DETERMINATION OF DISCRETIONARY INDIVIDUAL ACHIEVEMENT


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The determination of discretionary individual achievement and the amount of any discretionary individual achievement award will be based upon the degree of attainment of Corporate targets and the assessment of individual goals and overall performance using the Performance/Potential Appraisal Form III, appended hereto. Each manager will be responsible for completing a total assessment of each participant's performance and submitting that assessment to the Operating Committee for review prior to year-end.

The amount of the discretionary award will be related to the position's evaluated level with a proportionately greater amount being awarded to individuals demonstrating outstanding performance. Only individuals with at least a one hundred twenty-seven percent (127%) or better performance rating will be eligible to receive a discretionary achievement award.

RULE 10 - PAYMENT OF AWARDS

In order to receive an award, an eligible employee must be a working employee on the Company payroll on December 31 of the year involved and also on the date of incentive distribution.

RULE 11 - TERMINATION OF EMPLOYMENT

Termination of employment during the year for reasons other than retirement, death, or disability will remove the individual as a participant and for purposes of determining the Performance Fund. Termination for other than retirement, death, or disability after the year-end and prior to the time incentive payouts are made shall result in the forfeiture of any award which might otherwise be payable.

RULE 12 - RETIREMENT, DEATH, DISABILITY

A participant who retires, dies, or is judged disabled during the year will be entitled to a performance award prorated to the date of such event. Illness of two months or less will not affect the determination of an individual's performance award; however, where illness involves more than two months, the performance award payment will be prorated to cover only the portion of the year actually worked. If an employee is judged disabled for the purpose of administering other Company benefit programs, he will be judged disabled for the purpose of this plan.

An Individual Achievement award will only be made in unusual circumstances in these situations.

RULE 13 - SALARIES ABOVE ASSIGNED GRADE

It is recognized that there may be situations where salaries exceed the participant's salary range. Where this occurs, the difference between the maximum of that range and the incumbent's salary will be deducted from the total of any award granted. A discretionary individual achievement award may be granted but must take into consideration the general circumstances at the time, including the over-range salary level.

RULE 14 - GENERAL OBJECTIVES FOR INCLUSION IN THE GOALS OF ALL
PARTICIPANTS

The Company has initiated a continuing program to maximize its effectiveness as a single unit. While the Management Incentive Plan is designed to motivate the development of each unit as a single business, it is essential that the good of the Company as a whole is always in the forefront of such motivation. Accordingly, each participant will be judged according to the following general criteria:

     a) His/Her effectiveness in communicating and evaluating the goals of the unit, including how well this Plan and other policies of the Company are used to motivate others in accomplishing the Company's goal;

     b) His/Her acceptance and assistance in refining organization concepts of the Company, including training and developing a competent organization and the identification of successor management;

     c) His/Her fostering of attitudes that improve the effectiveness of the total Company and contributing to areas outside his/her own unit that contribute to the growth, quality, image, and well being of the Company;

     d) His/Her success in helping the unit provide a safe operation;


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     e)   His/Her contribution in developing and conveying
          reliable information about his/her area of responsibility;

     f) His/Her participation and support of Corporate programs that relate to social responsibility;

     g) His/Her creativity in developing and implementing new concepts and ideas in his/her area of expertise as well as the overall organizational unit;

     h) His/Her success in meeting the objectives of projects attuned to individual skills or those otherwise assigned. An individual is expected to be a self-starter and alert to how trained competence can make a contribution to the unit's operation and to volunteer this effort where it is needed. To participate in an individual achievement award, one must be the type of employee who is more than just being on call, and must seek out the areas in which he believes his/her expertise is needed.

RULE 15 - ACCOUNTING PRINCIPLES

Accounting Principles applied in this Plan will be those used in stating the annual accounts of the Company as certified by its independent public accountants. Earnings will be based on profits before payouts under the Plan, interest and income taxes but after eliminating extraordinary items as shown in the Financial Statements. Return on investment will be based on earnings as defined above the average investments of the unit (total assets less accounts payable and accrued expenses) determined by averaging the investment at the beginning of the year and the investment at each of the twelve month-ends during the year.

Profits that are non-operating, or clearly windfall in nature if sizable, may be eliminated at the direction of the President in making the final unit profit determination for the year.

Losses not economic in nature (ordinarily acts of God) which are concluded by the President to be beyond control, may at his direction be eliminated to the extent they are not recoverable.



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All other elements of operating income and expenses, regardless of timing differences, will be treated in the same manner as they are treated in arriving at the profits certified by the independent accountants and in accordance with internal accounting procedures.